Exhibit 23.2

                     CONSENT OF GORDON, HUGHES & BANKS, LLP
                              INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated March 17, 2000, with respect to the consolidated financial statements of First Entertainment Holding Corp., which subsequently changed its name to F2 Broadcast Network Inc., for the year ended December 31, 1999 included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Gordon, Hughes & Banks, LLP
Denver, Colorado

FEBRUARY 23, 2001